AMENDMENT,
                            DATED FEBRUARY 11, 2005,
                                       TO
                     ADMINISTRATION AND ACCOUNTING AGREEMENT
                             BETWEEN RYDEX ETF TRUST
                            AND THE BANK OF NEW YORK
                              DATED APRIL 23, 2003,
                                   AS AMENDED

                                  AMENDMENT TO

                                   SCHEDULE A
                                     TO THE
                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT
                          DATED APRIL 23, 2003 BETWEEN

                                 RYDEX ETF TRUST

                                       AND

                              THE BANK OF NEW YORK

The following amendment is made to Schedule A of the Fund Administration and Accounting Agreement between Rydex ETF Trust (the "Trust") and The Bank of New York, dated April 23, 2003, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective February 11, 2005, to read as follows:

                                    EXHIBIT A

                                     SERIES

Rydex S&P Equal Weight ETF
RYDEX RUSSELL TOP 50 ETF

ADDITIONS AND [DELETIONS] ARE NOTED IN BOLD.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 11th day of February, 2005.



                                                RYDEX ETF TRUST

                                                /s/ CARL G. VERBONCOEUR
                                                -----------------------
                                                By: Carl G. Verboncoeur
                                                Title: President



                                                THE BANK OF NEW YORK

                                                /s/ JOHN BUCKLEY
                                                ----------------
                                                By: John Buckley
                                                Title: Vice President